Exhibit 10.12

EXECUTION VERSION

SECURITY AGREEMENT SUPPLEMENT

June 28, 2017

Cerberus Business Finance, LLC, as Collateral Agent

875 Third Avenue

New York, NY 10022

Ladies and Gentlemen:

Reference hereby is made to (i) the Financing Agreement, dated as of October 30, 2015 such agreement, as amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefor, being hereinafter referred to as the “Financing Agreement”) by and among Funko Acquisition Holdings, L.L.C., a Delaware limited liability company (the “Ultimate Parent” or the “Buyer”), as the initial borrower, and immediately upon consummation of the Funko Acquisition (as defined in the Financing Agreement) Funko Holdings LLC, a Delaware limited liability company (“Parent” or “Funko Holdings”) and each subsidiary of the Parent listed as a “Borrower” on the signature pages thereto (together with the Ultimate Parent, the Parent and each other Person that executes a Joinder Agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a Joinder Agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as therein defined), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), Cerberus Business Finance, LLC, a Delaware limited liability company (“Cerberus”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) and PNC Bank, National Association (“PNC”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”) and (ii) the Pledge and Security Agreement, dated as of October 30, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), made by the Grantors from time to time party thereto in favor of the Collateral Agent. Capitalized terms defined in the Financing Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Financing Agreement or the Security Agreement.

SECTION 1. Grant of Security. The undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral (as defined in the Security Agreement) of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

SECTION 2. Security for Obligations. The grant of a security interest in the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Secured Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, each of this Security Agreement Supplement and the Security Agreement secures the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to the Collateral Agent or any Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Grantor.

SECTION 3. Supplements to Security Agreement Schedules. The undersigned has attached hereto supplemental Schedules I through VIII to Schedules I through VIII, respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental Schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement, and such supplemental Schedules include all of the information required to be scheduled to the Security Agreement and do not omit to state any information material thereto.

SECTION 4. Representations and Warranties. The undersigned hereby makes as of the date hereof each representation and warranty set forth in Section 5 of the Security Agreement (as supplemented by the attached supplemental Schedules) to the same extent as each other Grantor.

SECTION 5. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned.

SECTION 6. Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 7. Loan Document. In addition to and without limitation of any of the foregoing, this Security Agreement Supplement shall be deemed to be a Loan Document and shall otherwise be subject to all of terms and conditions contained in Sections 12.10 and 12.11 of the Financing Agreement, mutatis mutandi.

2

Very truly yours,

LOUNGEFLY, LLC

By:	/s/ Russell Nickel
Name: Russell Nickel
Title: Chief Financial Officer and Secretary

Acknowledged and Agreed:

CERBERUS BUSINESS FINANCE, LLC, as Collateral Agent

By:	/s/ Eric Miller
Name:	Eric Miller
Title:	Executive Vice President

[Signature Page to Security Agreement Supplement]

SCHEDULE I

LEGAL NAMES; STATES OR JURISDICTIONS OF ORGANIZATION; TYPE OF

ORGANIZATION; & ORGANIZATIONAL IDENTIFICATION NUMBERS

Company Name	State of Organization	Type of Organization	Organizational I.D.
Loungefly, LLC	California	Limited Liability Company	C2650857

SCHEDULE II

INTELLECTUAL PROPERTY AND LICENSES; TRADE NAMES

SCHEDULE III

LOCATIONS OF GRANTOR

Chief Places of Business and Chief Executive Offices

Company Name	State of Organization	Chief Place(s) of Business	Chief Executive Office/ Books and Records
Loungefly, LLC	California	20310 Plummer Street, Chatsworth, California 91311	20310 Plummer Street, Chatsworth, California 91311

Sched. III

SCHEDULE IV

DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS AND COMMODITIES ACCOUNTS

Company	Bank or Broker	Address	Account No.	Account Type
Loungefly, LLC

Sched. IV

SCHEDULE V

[Reserved]

Sched. VI

SCHEDULE VI

COMMERCIAL TORT CLAIMS

None.

SCHEDULE VII

PLEDGED DEBT

Grantor	Description	Principal Amount Outstanding as of Closing
None.

SCHEDULE VIII

PLEDGED SHARES

Grantor	Name of Pledged Issuer	Number of Shares	Percentage of Outstanding Membership Interest	Class	Certificate Number
None.

Sched. VIII